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                                                                      Exhibit 10



                     [APPLIED INDUSTRIAL TECHNOLOGIES LOGO]

       NON-STATUTORY STOCK OPTION AWARD TERMS AND CONDITIONS (DIRECTORS)


         Your Non-Statutory Stock Option Award (the "Award") is made by Applied Industrial Technologies, Inc., an Ohio corporation ("Applied").

1. GRANT OF OPTION; EXERCISABILITY. The Award is governed by Applied's 1997 Long-Term Performance Plan (the "Plan"), including the policies adopted by the Executive Organization & Compensation Committee of the Board of Directors (the "Committee") under the Plan, and these terms and conditions. Applied grants you an option to purchase the stated number of shares (the "Shares") of Applied's common stock, without par value, at the stated price, subject to the following conditions:

     (a) Your option rights are exercisable, in whole or in part, from the option's date of grant (the "Grant Date") until the option expiration date.

     (b) Your option rights expire at the end of the 10-year period commencing with the Grant Date (the "Term"), or upon such earlier expiration or termination date as may be provided by Section 2 below, and the option rights shall not be exercisable thereafter.

2. TERMINATION OF OPTION. If, during the Term, you cease to be a director of Applied for any reason, you may (a) exercise your option rights with respect to options granted prior to April 20, 2005, no later than the later of: (i) the 15th day of the third month following the one-year anniversary date of your cessation as a director (but only during the Term), or (ii) the December 31st of the calendar year in which the one-year anniversary date of your cessation as a director occurs (but only during the Term), and (b) exercise your option rights with respect to options granted on and after April 20, 2005, at any time within 36 months after your cessation as a director (but only during the Term).

         Notwithstanding anything in these terms and conditions, the Committee may terminate the option if it determines, in its sole discretion, that you have committed an act inimical to Applied's interests. The Committee's determination shall be effective at the time of your act.

3. METHOD OF EXERCISE. During your life, your option rights may be exercised only by you, your guardian, or legal representative. Upon your death, your option rights may be exercised by the person so entitled by will or by the laws of descent and distribution.

         Your option may be exercised by delivering to Applied at its principal executive offices (directed to the attention of the Chief Financial Officer or Corporate Secretary) a written notice (which may include facsimile transmission or electronic mail), signed by you or such other person entitled to exercise the option, of the election to exercise the option and stating the number of Shares then being purchased. The option shall be deemed exercised as of the date Applied receives the notice. The notice must be accompanied, as an essential part thereof, by the payment of the full purchase price of the Shares then being purchased. If the option is exercised, as provided herein, by any person other than you, the notice shall be accompanied by appropriate evidence of that person's right to exercise the option. Payment of the full purchase price may be made in (a) cash or by certified or official bank check, (b) shares of Applied's Common Stock ("Stock"), accompanied by appropriate stock powers, or (c) any combination

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thereof. Stock used in payment of the purchase price shall be valued at its Fair
Market Value on the exercise date. As a condition to your valid exercise of option rights, you must take such actions (if any), including the payment of cash and/or Stock, as Applied deems necessary pursuant to federal, state or local tax laws, including withholding requirements. Promptly following the option's proper exercise, Applied shall issue in the name of the person exercising the option, and deliver to that person, a certificate or certificates for the Shares purchased.

         As an option holder, you shall have no rights as a shareholder in respect of any of the Shares as to which the option shall not have been effectively exercised. Also, you shall have no rights as a shareholder in respect of any Shares as to which the option shall have been duly exercised until and unless Applied has issued a certificate or certificates for the Shares.

4. LIMITATIONS ON EXERCISE. This option shall not be exercisable if the exercise would violate:

         (a)      Any state securities law;

         (b) Any registration or other requirements under the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended, or any stock exchange's listing requirements; or

         (c)      Any other legal requirement of any governmental authority.

         If your exercise of the option is prevented by the terms of any of the foregoing subsections, and the option terminates pursuant to Section 2, then you may, within 30 days after Applied notifies you that your exercise is no longer prevented by this Section 4, exercise the option to the extent it would have been exercisable but for the operation of this Section 4.

         Furthermore, if a registration statement with respect to the Shares to be issued upon this option's exercise is not in effect or if Applied's counsel deems it necessary or desirable in order to avoid possible violation of the Act, Applied may require, as a condition to its issuance and delivery of certificates for the Shares, the delivery to Applied of a commitment in writing by the person exercising the option that (i) at the time of the exercise it is his intention to acquire the Shares for his own account for investment only and not with a view to, or for resale in connection with, the distribution thereof; (ii) the person understands that the Shares may be "restricted securities" as defined in Rule 144 issued under the Act; and (iii) any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144, the Act, or other or subsequent rules and regulations thereunder. Applied may place on the certificates a legend reflecting that commitment and Applied may refuse to permit transfer of the certificates until it has been furnished evidence satisfactory to it that no violation of the Act or the rules and regulations thereunder would be involved in the transfer.

5. NONASSIGNABILITY. This option and the option rights granted are not assignable or transferable and may not be otherwise disposed of by you other than by will or by the laws of descent and distribution.

6.       LIQUIDATION, DISSOLUTION, MERGER, SALE OF SUBSTANTIALLY ALL ASSETS. If
(a) Applied is to be merged, consolidated or reorganized into or with another entity so that Applied is not the surviving corporation and, immediately after such event, the holders of Stock immediately prior to the event hold, in the aggregate, less than a majority of the combined voting power of the then outstanding securities of the new entity, (b) Applied is to be dissolved or liquidated, or (c) substantially all of Applied's assets are to be sold, then the Committee shall give you 30 days' prior written notice. Upon the giving of that notice, the Company may elect to cancel the option and to pay you the greater of (x) the difference (if positive) between the option purchase price and Fair Market Value and (y) the difference (if positive)

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between the option purchase price and the aggregate consideration that you would have received for the Shares in the transaction described in clause (a), (b) or
(c) above had the option been exercised by you in whole immediately prior to consummation of such transaction.

7. ADJUSTMENTS. In the event (a) of a stock dividend or stock split or (b) the Stock is changed into or exchanged for a different number or kind of securities of Applied or another entity, then the Shares purchasable hereunder, and/or the option exercise price, shall be equitably adjusted so that the option represents the right to purchase that number of Shares or the number and kind of other securities that the Shares would have represented had the option been fully exercised immediately preceding such event.

         In the event of other changes or events relating to the Stock that fundamentally change the value of the Shares or securities for which the option is exercisable, then the Committee shall make such adjustments in the number or kind of shares of Stock or other securities covered by the option and in the number or kind of shares of Stock or other securities purchasable at the option exercise price, and/or such adjustments in the option exercise price, as the Committee, in its sole discretion, may determine is equitably required by the change or event.

         Notwithstanding anything to the contrary contained herein, you shall not be entitled to purchase a fraction of a share under this option.

8. COMMITTEE AUTHORITY. The Committee shall have authority, subject to the Plan's express provisions, to construe these terms and conditions and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the Committee's judgment necessary or desirable for the Plan's administration. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or these terms and conditions in the manner and to the extent it shall deem expedient to carry the Plan into effect. All Committee action under this Section's provisions shall be conclusive for all purposes.

9. RELATIONSHIP TO THE PLAN. In the event of any inconsistency between these terms and conditions and the Plan or the Committee's policies, the Plan or the policies shall govern. Terms not otherwise defined in these terms and conditions have the meaning ascribed them in the Plan. Notwithstanding any provisions hereof, these terms and conditions and the option granted shall be subject to all of the Plan's provisions in effect from time to time, which are incorporated herein by reference.


                                                                 (November 2005)